Exhibit 10.16

SECOND AMENDMENT
TO

EARN-OUT AGREEMENT

This SECOND AMENDMENT TO EARN-OUT AGREEMENT (this “Amendment”) is effective as of November       , 2010, by and among Groupon, Inc., a Delaware corporation (“Groupon”), Groupon Germany GbR, a German law partnership (“Purchaser”), CD-Inv Holding UG (haftungsbeschränkt) Beteiligungs KG (“Holding KG No 1”), CD-Rocket Holding UG (haftungsbeschränkt) Beteiligungs KG (“Holding KG No 2”), and CityDeal Management UG (haftungsbeschränkt) & Co. Beteiligungs KG (“Holding KG No 3”), each a German limited partnership (collectively, the “Sellers”), and CityDeal Europe GmbH, a German limited liability company (the “Company”).  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Earn-Out Agreement dated as of May 15, 2010, by and among Groupon, Purchaser, Sellers, Holding KG No 1, Holding KG No 2, Holding KG No 3, and the Company, as amended by that certain First Amendment to Earn-Out Agreement dated as of September 14, 2010 (the “First Amendment”), by and among Groupon, Purchaser, Sellers, Holding KG No 1, Holding KG No 2, Holding KG No 3, and the Company (as so amended, the “Earn-Out Agreement”).

RECITALS:

WHEREAS, the parties hereto constitute each of the parties to the Earn-Out Agreement required to amend the Earn-Out Agreement; and

WHEREAS, the parties hereto now desire to amend the Earn-Out Agreement in accordance with Section 7 of the Earn-Out Agreement as hereinafter provided.

NOW, THEREFORE, the parties hereto agree to amend the Earn-Out Agreement as follows:

AGREEMENT:

1.             The following shall be inserted as new Section 2(h) of the Earn-Out Agreement:

“(h)         The Contingent Purchase Price Consideration with respect to 3,350,000 Groupon Shares (and any related Special Payments) shall be determined and paid as follows:

(i)            If the Revenue for any calendar month during the Earn-Out Period commencing with the calendar month ending November 30, 2010 is equal to or greater than $25 million, then Groupon shall issue and cause to be transferred to Sellers a number of Groupon Shares equal to 3,350,000, together with the Special Payments, if any, related to such number of Groupon Shares.  For purposes of this Section 2(h), the definition of Revenue shall be determined as if the businesses conducted by Groupon and its subsidiaries with respect to each of Chile, Brazil, Russia and Japan were included in the business conducted by the Company and its subsidiaries.

(ii)           The Contingent Purchase Price Consideration shall be paid in accordance to Section 2(f); provided, however, that the Contingent Purchase Price Consideration shall be determined in accordance with Section 2(h)(i) and the Earn-Out Statement shall be replaced by the Revenue Statement as defined in Section 2(h)(iii) below.

(iii)          Within forty-five (45) days following the end of any given calendar month in the Earn-Out Period, Groupon shall provide the Sellers’ Representative with a statement of Revenue derived from the monthly consolidated financial statements for the Company and its subsidiaries, including the monthly financial statements with respect to Chile, Brazil, Russia and Japan (the “Revenue Statement”).  The Sellers’ Representative and his representatives shall have the right to inspect Groupon’s, Purchaser’s and the Company’s and its subsidiaries’ (including the Groupon subsidiaries’ in Chile, Brazil, Russia and Japan) books and records during business hours at Groupon’s or Purchaser’s offices, as well as access to the personnel responsible for the preparation of the Revenue Statement, upon reasonable prior notice and solely for purposes reasonably related to the calculation of Revenue pursuant to this Section 2(h).  Upon receipt of the Revenue Statement, the Sellers’ Representative shall be entitled to object to the calculation of Revenue as set forth in the Revenue Statement by delivery to the Sellers’ Representative of a written notice of objection thereto (a “Notice of Revenue Objection”), describing in reasonable detail the nature of the disagreement asserted.  If the Sellers’ Representative fails to deliver a Notice of Revenue Objection to Groupon within ten (10) Business Days following receipt of the Revenue Statement, then the determination of Revenue for the respective month set forth in the Revenue Statement shall be final, binding and conclusive on the parties hereto.  Any dispute shall be settled by way of the procedure and with the consequences pursuant to Section 2(e).”

2.             The following shall be inserted as new Section 4(g) of the Earn-Out Agreement:

“(g)         Section 4(a) shall not apply to any Acquisition or Asset Transfer that closes after the end of any given calendar month in which the Revenue target has been achieved pursuant to Section 2(h).  Any Release Amount shall be determined and paid applying the procedures and time periods pursuant to Section 2(h)(ii) and Section 2(h)(iii) accordingly.”

3.             Except as amended herein, all terms and provisions contained in the Earn-Out Agreement shall remain in full force and effect.

4.             This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.

GROUPON, INC.

By:	/s/ Bradley Downs
Name: Bradley Downs
Title: SUP Finance

GROUPON GERMANY GbR

By:	Groupon, Inc., its Authorized Person

By:	/s/ Andrew Mason
Name:
Title:

CD-INV HOLDING UG (HAFTUNGSBESCHRÄNKT) BETEILIGUNGS KG

By:	/s/ Arnt Deshke
Name: Arnt Deshke
Title: Managing Director

CD-ROCKET HOLDING UG (HAFTUNGSBESCHRÄNKT) BETEILIGUNGS KG

By:	/s/ Arnt Deshke
Name: Arnt Deshke
Title: Managing Director

CITYDEAL MANAGEMENT UG (HAFTUNGSBESCHRÄNKT) & CO. BETEILIGUNGS KG

By:	/s/ Arnt Deshke
Name: Arnt Deshke
Title: Managing Director

CITYDEAL EUROPE GmbH

By:	/s/ Arnt Deshke
Name: Arnt Deshke
Title: Managing Director